Exhibit 7.11

Execution Version

AMENDMENT NO. 1

TO

AMENDED AND RESTATED

SERIES A PREFERRED STOCK PURCHASE AGREEMENT

This AMENDMENT NO. 1 TO AMENDED AND RESTATED SERIES A PREFERRED STOCK PURCHASE AGREEMENT (this “Amendment”), dated as of January 10, 2008, by and among GoAmerica, Inc., a Delaware corporation, and the investors listed on Schedule A hereto (each an “Investor” and collectively, the “Investors”) to the Amended and Restated Series A Preferred Stock Purchase Agreement dated as of September 12, 2007 (the “Purchase Agreement”). Capitalized terms used herein but not defined herein shall have the meanings set forth in the Purchase Agreement.

RECITALS

WHEREAS, pursuant to Section 12.8 of the Purchase Agreement, prior to the Closing, the terms of such agreement may only be changed or modified with the written consent of the Company and the Investors acquiring in the aggregate more than half the shares of Series A Preferred Stock to be sold pursuant to the Purchase Agreement;

WHEREAS, the Investors signatories hereto are acquiring more than half of the shares of Series A Preferred Stock to be sold pursuant to the Purchase Agreement; and

WHEREAS, GoAmerica and the Investors desire to amend certain provisions in the Purchase Agreement to (a) take into account that more than one Investor shall be acquiring shares of Series A Preferred Stock sold pursuant to the Purchase Agreement and (b) make certain other changes as set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and other valuable consideration, and intending to be legally bound hereby, the parties hereto agree as follows:

AGREEMENT

1. Amendment to Schedules. Schedule A to the Purchase Agreement is hereby deleted in its entirety and replaced with Schedule A to this Amendment.

2. Amendment to Section 1. Section 1.4 of the Purchase Agreement is hereby deleted in its entirety and replaced with a new Section 1.4, to read as follows:

“1.4 Transaction Fee. Concurrently with the Closing, the Company shall pay to CCP A, L.P. by wire transfer of immediately available funds (to the account or accounts designated by CCP A, L.P. prior to Closing) an aggregate transaction fee of $960,000.”

3. Miscellaneous.

3.1. No Further Amendment. This Amendment shall be limited as written and nothing herein shall be deemed to constitute a waiver or amendment of any other term, provision or condition of the Purchase Agreement in any other instance than as set forth herein or prejudice any right or remedy that any party hereto may have or may in the future have under the Purchase Agreement. Except as set forth herein, the terms, provisions and conditions of the Purchase Agreement shall remain in full force and effect.

3.2. Successors. This Amendment is binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

3.3. Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

3.4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

3.5. Captions. The section numbers and captions appearing in this Amendment and in the attached Schedule are inserted only for the convenience of the parties and shall not be construed to define or limit any of the terms herein or affect the meaning or interpretation of this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

COMPANY:

By:	/s/ Daniel R. Luis
Name:	Daniel R. Luis
Title:	Chief Executive Officer

[Signature Page to Amendment to A&R Stock Purchase Agreement]

INVESTORS:

CCP A, L.P.

By:	Clearlake Capital Partners, LLC
Its:	General Partner

By:	CCG Operations, LLC
Its:	Managing Member

By:	/s/ Behdad Eghbali
Name:	Behdad Eghbali
Title:	Authorized Signatory

Clearlake Capital GoAmerica Coinvestment, LLC

By:	Clearlake Capital Group, L.P.
Its:	Manager

By:	CCG Operations, LLC
Its:	General Partner

By:	/s/ Behdad Eghbali
Name:	Behdad Eghbali
Title:	Authorized Signatory

Address:	650 Madison Avenue, 23rd Floor New York, NY 10022 Fax No. (212) 610-9121

With a copy to:

Milbank, Tweed, Hadley & McCloy LLP 601 S. Figueroa St., 30th Floor Los Angeles, CA 90017 Attn.: Melainie K. Mansfield, Esq. Fax No. (213) 892-4711

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